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JOINT VENTURE CONTRACT
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BY AND BETWEEN

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TIANJIN TANGGU VALVE PLANT

AND

WATTS INVESTMENT COMPANY

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RELATING TO THE ESTABLISHMENT OF
TIANJIN TANGGU WATTS VALVE COMPANY LIMITED

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DATED JUNE 27, 1994





                          TABLE OF CONTENTS


ARTICLE 1 - DEFINITIONS	                                         1

ARTICLE 2 - PARTIES TO THE CONTRACT	                             4

ARTICLE 3 - ESTABLISHMENT OF THE JOINT VENTURE COMPANY	          6

ARTICLE 4 - THE PURPOSE AND SCOPE OF PRODUCTION AND 	OPERATION	  8

ARTICLE 5 - TOTAL AMOUNT OF INVESTMENT AND REGISTERED 	CAPITAL	  8

ARTICLE 6 - RESPONSIBILITIES OF THE PARTIES	                     17

ARTICLE 7 - PURCHASE OF PARTY A'S INVENTORY AND CONTRIBUTION
           	OF ASSETS	                                           19

ARTICLE 8 - TECHNOLOGY AND TECHNICAL SERVICES	                   21

ARTICLE 9 - SALE OF JOINT VENTURE PRODUCTS	                      23

ARTICLE 10 - BOARD OF DIRECTORS	                                 24

ARTICLE 11 - OPERATION AND MANAGEMENT	                           28

ARTICLE 12 - BUILDINGS AND LAND	                                 31

ARTICLE 13 - TRADEMARKS	                                         34

ARTICLE 14 - SUPPLY AND PURCHASE OF RAW MATERIALS AND 	SERVICES	 34

ARTICLE 15 - LABOR MANAGEMENT	                                   35

ARTICLE 16 - FINANCIAL AFFAIRS AND ACCOUNTING	                   37

ARTICLE 17 - TAXATION AND INSURANCE	                             42

ARTICLE 18 - CONFIDENTIALITY	                                    43

ARTICLE 19 - THE JOINT VENTURE TERM	                             45

ARTICLE 20 - TFRMINATION, BUY-OUT AND LIQUIDATION PROCEDURES	    46

ARTICLE 21 - FORCE MAJEURE                                     	 50

ARTICLE 22 - SETTLEMENT OF DISPUTES	                             51

ARTICLE 23 - EXPERT PROCEDURES	                                  53

ARTICLE 24 - APPLICABLE LAW	                                     54

ARTICLE 25 - MISCELLANEOUS PROVISIONS	                           55

             SIGNATURES



                               LIST OF EXHIBITS


Exhibit A	-	Articles of Association

Exhibit B	-	List of PARTY A's Contribution of Machinery, Equipment and
            Inventory

Exhibit C	-	Agreement Regarding Land Use Rights

Exhibit D	-	Technology License Contract between the Company and PARTY A

Exhibit E	-	Technology License Contract between the Company and PARTY B

Exhibit F	-	Trademark License Contract between the Company and PARTY B

Exhibit G	-	Plant Services Contract between the Company and PARTY A

Exhibit H	-	Export Distributor Contract between the Company and Party B

Exhibit I	-	Buildings Lease Contract


                         JOINT VENTURE CONTRACT

  	  THIS CONTRACT is made in the People's Republic of China on this 27th day of June, 1994, by and between TIANJIN TANGGU
     VALVE PLANT a legal person duly organized and existing under the laws of the People's Republic of China and having its registered address at 5 Yongtai Road, Tanggu, Tianjin, the People's Republic of China ("PARTY A") and WATTS INVESTMENT COMPANY, a company duly organized and existing under the laws of the State of Delaware, United States of America, and having its head office at 715 King Street, Suite 300, Wilmington, Delaware, United States of America 19801 ("PARTY B").

                      PRELIMINARY STATEMENT

    	After friendly consultations conducted in accordance with the principle of equality and mutual benefit, PARTY A and PARTY B have agreed to establish a limited liability equity joint venture in accordance with the Law of the People's Republic of China on Joint Ventures Using Chinese and Foreign Investment (the "Joint Venture Law"), the Implementing Regulations issued thereunder (the "Joint Venture Regulations") and the provisions of this Contract.

          NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

                   ARTICLE 1 - DEFINITIONS

    	Unless the terms or context of this Contract otherwise provides, the following terms shall have the meanings set out below:

1.01 "Affiliate" means any company which, through ownership of voting stock or otherwise, directly or indirectly, is controlled by, under common control with, or in control of a PARTY; the term
     "control" being used in the sense of power to elect a majority of directors or to direct the management of a company.

1.02  "Approval Authority"  shall   mean   the   Ministry   of
     Foreign   Trade   and   Economic Cooperation or the local authority
     designated by such Ministry to approve this Contract and the Central and Municipal agencies as may be necessary to implement the provisions of this Contract and any ancillary contracts referred to herein.

1.03 "Articles of Association" shall mean the Articles of Association of the Company as set forth in Exhibit A attached hereto.

1.04	"Board" shall mean the board of directors of the
     Company.

1.05 "Business License" shall mean the business license of the Company issued by the SAIC following approval of this Contract.

1.06	"China or "PRC" shall mean the People's Republic of
     China (and will refer to the Chinese Mainland only).

1.07  "Company" shall mean Tianjin Tanggu Watts  Valve
     Company Limited, a joint venture limited liability company formed by the PARTIES pursuant to this Joint Venture Contract, the Joint Venture Law, the Joint Venture Regulations, and other relevant Chinese laws.

1.08 "Contributed Assets" shall mean those assets contributed by PARTY A pursuant to Article 5.03(a) and which are more particularly described in Exhibit B.

1.09 "Effective Date" shall mean the effective date of this Contract, which date shall be the date on which all of the following conditions have been fulfilled:

	(a) Agreement and Articles.  This Contract and the
     Articles of Association have been approved by the Approval Authority without any additional or different conditions being imposed; and

	(b) Business License. The Business License has been issued by the SAIC, reflecting the status and structure of the Company as described herein, without any additional or different conditions being imposed.

1.10 "Joint Venture Products" shall mean valve products including center line wafer type butterfly valves, large rubber-seated butterfly valves, high performance butterfly valves, above ground and underground valves, gate valves, check valves, small high pressure ball valves, large rubber-seated ball valves, and other valves used in gas, liquid, water pipelines, mud and paper-making industries.

1.11 "Joint Venture Term" shall mean the term of the Company as set forth in Article 19 hereof.

1.12 "Land" shall mean the land more particularly described in Exhibit C and located at 5 Yongtai Road, Tanggu, Tianjin
     Municipality, The People's Republic of China.

1.13 "Management Personnel" shall mean and include the General Manager, Executive Vice General Manager, Vice General Manager, Production Manager, Financial Controller, Marketing
     Manager, Production Engineer, Auditor and such other personnel designated as Management Personnel by the Board.

1.14 "PARTY" or "PARTIES" means PARTY A and PARTY B individually or collectively.

1.15  "Renminbi" or "RMB" shall mean the lawful currency of China.

1.16  "SAEC" means the State Administration of Exchange
     Control of China and/or its local branches as appropriate to the context.

1.17  "SAIC" means the State Administration of Industry and
     Commerce of China and/or its local branches as appropriate to the context.

1.18  "United States Dollars", "U.S.   Dollars" and "US$" shall
     mean the lawful currency of the United States of America.

1.19 "Working Personnel" shall mean the employees of the Company except the Management Personnel.

                ARTICLE 2 - PARTIES TO THE CONTRACT

	2.01  The Parties

   		The PARTIES to this Contract are:

	(a)	PARTY A, Tianjin Tanggu Valve Plant, registered in
     Tanggu District, Tianjin, with its registered address at 5 Yongtai Road, Tanggu, Tianjin, the People's Republic of China.

			  Legal Representative:	Han You Sheng
		  	Position:			President
			  Nationality:			Chinese

	(b)	PARTY B, Watts Investment Company, a company
     registered in the state of Delaware, United States of America with its head office at 715 King Street, Suite 300, Wilmington, Delaware, United States of America 19801.

  			Legal Representative:	David A.   Bloss, Sr.
		  	Position:			Executive Vice President
			  Nationality:			U.S.A.

	2.02  Authority

    	Each PARTY hereby represents and warrants to the other
     PARTY that, as of the date hereof and as of the Effective Date:
		   (a)	such PARTY is duly organized, validly existing and
     in good standing under the laws of the place of its establishment or incorporation;


	(b) such PARTY has all requisite power, authority and authorization required to enter into this Contract and, upon the Effective Date, will have all requisite power, authority and authorization to perform fully each and every one of its obligations hereunder;

 (c)	such PARTY has taken all actions necessary to
     authorize it to enter into this Contract and such PARTY representative whose signature is affixed hereto is fully authorized to sign this Contract, and to bind such PARTY thereby;
 (d) upon the Effective Date, this Contract shall constitute the legal, valid and binding obligations of such PARTY;
	(e) neither the execution of this Contract, nor the performance of such PARTY's obligations hereunder, will conflict with, or result in a breach of, or constitute a default under, any provision of the Articles of Incorporation or By-Laws of such PARTY, or any law, rule, regulation, authorization or approval of any government agency or body, or of any contract or agreement to which it is a party or subject;
	(f) there is no lawsuit, arbitration, or legal, administrative or other proceeding or governmental investigations pending or, to the best knowledge of such PARTY, threatened against such PARTY with respect to the subject matter of this Contract; and
	(g) that all documents and information which is provided to the other PARTY must be authentic, accurate and reliable and will not have an adverse affect on such PARTY in performing its obligations under this Contract.

           ARTICLE 3 - ESTABLISHMENT OF THE JOINT VENTURE COMPANY

3.01 Establishment of the Company

     The PARTIES hereby agree to establish the Company promptly after the Effective Date in accordance with the Joint Venture Law, the Joint Venture Regulations and the provisions of this Contract.

3.02 Name and Address of the Company; Branches

	(a)	Name.    The name of the Company shall be:
     "[CHINESE SYMBOLS]" in Chinese, and "Tianjin Tanggu Watts
     Valve Company Limited" in English.    At the expiration or
     termination of this Contract, the Company shall forthwith change its name by removing therefrom the trade names "Watts" and
     "[CHINESE SYMBOLS]" without replacing them or any parts thereof
     by any similar words or expressions.    Similarly, notwithstanding
     anything in this Contract to the contrary, should PARTY B's participation in the registered capital of the Company at any time during the existence of this Contract fall below 50%, the Company shall forthwith change its name if requested by PARTY B in the same
     manner as provided above.    PARTY A in any case undertakes not to
     continue or take over the Company's business using the trade name "Watts" or "[CHINESE SYMBOLS]" or any parts thereof or any similar words or expressions.

 (b)  Address.    The legal address of the Company shall be 5 Yongtai Road,
     Tanggu District, Tianjin, the People's Republic of China.

	(c) Branches.    The Company may establish necessary branch offices inside
     of China with the approval of the
     Board and the relevant authority in the location of the proposed branch.

3.03 Limited Liability Company

     The form of organization of the Company shall be a limited
     liability company.    Except as otherwise provided herein, once a
     PARTY has paid in full its contribution to the registered capital of the Company, it shall not be required to provide any further funds to or on behalf of the Company by way of capital contribution, loan,
     advance, guarantee or otherwise.    Except as otherwise provided
     pursuant to written agreement signed by the PARTY to be charged, creditors of the Company shall have recourse only to the assets of
     the Company and shall not seek repayment from any PARTY.   The
     Company shall  indemnify the PARTIES against any and all losses, damages or liability suffered by the PARTIES in respect of third-party
     claims arising out of the operation of the Company.    Subject to the
     above, the profits, risks and losses of the Company shall be shared by the PARTIES in proportion to and limited by their respective contributions to the Company's registered capital.

3.04 Laws and Decrees

    	The Company shall be a legal person under the laws of China.
     The activities of the Company shall be governed and protected by the relevant published and publicly available laws, decrees, rules and regulations of China.

                   ARTICLE 4 - THE PURPOSE AND SCOPE
                      OF PRODUCTION AND OPERATION

4.01 Purpose and Scope of the Company

	(a) Purpose.    The Company shall adopt advanced technology and scientific management methods with the aim to earn lawful profits, gain a competitive position in the market and make a contribution to the people of China.

 (b)	Scope.    The scope of the Company is to manufacture, distribute, and sell Joint Venture Products.

               ARTICLE 5 - TOTAL AMOUNT OF INVESTMENT AND
                         REGISTERED CAPITAL

5.01 Total Investment.    The Company's total investment shall be
     Two Hundred and Twenty Nine Million Eight Hundred and Ninety Thousand Renminbi (RMB 229,890,000).

5.02	Registered Capital.    The Company's registered capital
     shall be One Hundred  and Twenty Three Million Renminbi (RMB
     123,000,000).

5.03 Contribution to Capital

	(a) The contribution to the registered capital of the Company subscribed by PARTY A shall be Forty Nine Million Two Hundred Thousand Renminbi (RMB 49,200,000), representing a forty percent (40%) share of the registered capital of the Company.

	PARTY A's contribution shall consist of:

	(i) Machinery and equipment as more particularly described in the list set forth as Exhibit B which, based on the results of evaluation, the PARTIES agree is valued at Twenty Seven Million Two Hundred and Ninety
     Five Thousand Renminbi (RMB 27,295,000);

(ii)	land development fee which, based on the results of evaluation, the
     PARTIES agree are valued at Sixteen Million Four Hundred and Forty Nine Thousand Renminbi (RMB 16,449,000);

(iii)Technology as more particularly described in Exhibit D which, based on the results of evaluation, the PARTIES agree is valued at Three Million Five Hundred and Thirty Seven Thousand Renminbi
     (RMB 3,537,000); and
(iv) Inventory to be selected from the finished goods in PARTY A's total inventory up to a cost value of One Million Nine Hundred and Nineteen Thousand Renminbi (RMB 1,919,000).

	(b) The contribution to the registered capital of the Company subscribed by PARTY B shall be Eight Million Four Hundred Eighty Thousand United States Dollars (US$8,480,000), equivalent to Seventy Three Million Eight Hundred Thousand Renminbi (RMB 73,800,000) and representing a sixty percent (60%) share of the registered capital of the Company.

	(c) The capital contributions which shall be made by PARTY A and PARTY B shall be used by the Company only in the implementation of this Contract. Except as otherwise provided herein and in the Technology
     License attached as Exhibit E, all of the items contributed by the PARTIES to the Company shall remain the property of the Company throughout the entire term of this Contract.

5.04	Payment of Registered Capital and Conditions Precedent Thereto

	(a) Subject to Article 5.04 (b) below, each PARTY shall pay into the Company the capital contribution subscribed by it as follows: one third of each
     PARTY's capital contribution shall be contributed within a (30) days after  the Effective Date; an additional one third shall be contributed within sixty (60) days of the Effective Date; and the final one third shall be deposited within ninety (90) days of the Effective Date.

 (b) Notwithstanding the foregoing, the PARTIES' obligations to make their respective contribution to the Company's registered capital shall not arise until each of the following conditions has been fulfilled:

	(i) approval of the following, if necessary, has been obtained from the Approval Authority or other relevant authorities:

(1)	 This Contract, the Articles of Association attached hereto as Exhibit A, and theFeasibility Study; and

(2)	 the Technology License  Contract  to be  executed  by  the Company and
     Tianjin Tanggu Valve Plant in the form set forth in Exhibit D attached hereto and made a part hereof, and

(3)	 the Technology License  Contract  to be  executed  by  the Company and
     Watts Investment Company in the form set forth in Exhibit E attached hereto respectively and made a part hereof; and

(4) the Trademark License Contract to be executed by the Company and Watts Investment Company in the form set forth in Exhibit F attached hereto and made a part hereof,

(ii)	the issuance of the Company's Business License (with a  scope  of business as set forth in Article 4.01 hereof);

(iii)the Company has submitted an application to the Tianjin Commission of Foreign Trade and Economic Cooperation for designation as a "Technologically Advanced Enterprise"; and

(iv) the Company has received a land use rights certificate from the relevant governmental authorities evidencing the Company's right to the exclusive possession, use and enjoyment of the Land for the full scope of operation specified in Article 4.01 for the Joint Venture Term.

5.05 Late Contribution to Registered Capital	Subject to Article 5.04 (b) ,
     any delay in payment of either PARTY's contribution in accordance with
     Article 5.04 (a) shall result in a payment of penalty to the Company equal to 1% of the relevant PARTY's total contribution for that month or part thereof that the delay in payment continues.

5.06 Investment Certificate

    	After each PARTY's contribution to the registered capital has been made in full, an independent Chinese registered accountant appointed by the Company in accordance with this Contract shall verify the contribution and issue a contribution verification report to the Company. Thereupon, the Company shall issue within sixty (60)
     days after the payment of the contribution an investment certificate to each PARTY signed by the Chairman of the Board.  Each
     investment certificate shall indicate on its face the amount of the capital contribution evidenced thereby and a copy shall be submitted
     to the Approval Authority for the record.   The Board shall request the
     Financial Controller to maintain a register identifying the investment certificates that have been issued to the PARTIES.
5.07 Additional Financing

	(a)	Any additional capital investment in excess of the registered capital or additional required working capital, may be obtained in the form of
     loans to the Company from Chinese or foreign sources.   As a general
     principle and subject to Board approval, borrowings of the Company, if any, shall be secured by the tangible assets of the Company.

	(b) Interest on loans incurred by the Company shall be debited as a financing cost of the Company.
	(c) Except for the portion of working capital (i) to be provided by the PARTIES as capital contribution or (ii) from bank loans received by the Company, additional operating funds may be obtained principally from net revenues generated by sales of the Company or as agreed to by the Board of Directors.
5.08 Transfer or Assignment of Register

 (a)	General Principle.  Each PARTY hereto undertakes to the other PARTY that, except as permitted in this Article 5.08, it shall not:

	(i) transfer, assign, sell or otherwise dispose of the legal or beneficial ownership of; or

	(ii)create any mortgage, charge, pledge, or other encumbrance over either the whole or any part of its interest in the Company's registered capital ("Interest") or its rights, obligations and benefits under this Contract.

	(b)	Transfers to Affiliates.   Notwithstanding the foregoing, either of the
     PARTIES ("Transferor Party") may transfer its Interest to its affiliates
     ("Transferee Affiliates") on giving thirty (30) days' prior written notice to the other PARTY.

     The PARTIES hereby agree that in any such transfer between a Transferor Party and its Transferee Affiliates, the other PARTY shall:

(i) 	waive any pre-emptive rights to purchase the Transferor Party's
     Interest;

(ii) upon the request of the Transferor Party, give its written consent to such transfer; and

(iii) cause its directors on the Board to vote in favor of a resolution approving such transfer.

(c) Transfers to Third Parties. A Transferor Party shall have the right to transfer its Interest to a non-Affiliate third party ("Third-Party Transferee") provided:

(i)	 the Transferor Party first offers to transfer its Interest to the other
     PARTY ("Non-transferring Party") in accordance with the preemption procedures set out in Article 5.08(d) below and the Non-transferring
     Party has declined to exercise its rights thereunder;
(ii) the Non-transferring Party has given its consent to the transfer in writing to the Transferor Party; and

(iii)the Board has unanimously passed a written resolution approving the transfer.
	(d) Pre-emptive Rights. Where a Transferor Party desires to transfer its Interest to a Third-Party Transferee, the Non-transferring Party shall have a preemptive right to purchase or acquire such Interest in
     accordance with, the provisions of this Article 5.08(d).   In any
     proposed transfer to a Third-Party Transferee, the Transferor Party shall provide written notice (the "Disposal Notice") to the
     Non-transferring Party setting forth the identity of the
     Third-Party Transferee, the amount of consideration to be paid and
     other particulars of the proposed transfer.   By written notice to the
     Transferor Party within sixty (60) days from the date of the Disposal Notice, the Non-transferring Party shall have the right, but not the obligation, to either:
	(i) acquire the Transferor Party's interest under the same terms and conditions and for the same consideration offered to the Third-Party Transferee; or

(ii) introduce a new party or parties of its choice ("Substitute Party or Parties") to acquire such interest from the Transferor Party under the same terms and conditions and for the same consideration offered to the Third-Party Transferee.

(e) 	Pre-emptive Rights.  If the terms and conditions of a proposed assignment described in a Disposal Notice do not provide
     a purchase price or provide a purchase price which is not payable entirely in cash, then the Non-transferring Party, or the Substitute Party or Parties, shall have a pre-emptive right of purchase exercisable in the same manner as provided in Article 5.08(d) for a purchase price equivalent to the open market value of the Company
     allocated on a pro-rata basis to the Transferor Party's interest.   For
     purposes of this Article, the "open market value" of the Company shall be determined by the PARTIES or, if the PARTIES are unable to agree on such value within a (30) days of the date of the Disposal
     Notice, by an Expert as defined in Article 23.   The expenses of such
     Expert shall be bore equally by the PARTIES.

(f)	 Disposal.  If the Non-transferring Party, or the Substitute Party or
     Parties, fails to exercise the pre-emptive right as aforesaid, the Transferor Party may, subject to the consent of the Non-transferring Party and the decision of the Board, assign, sell or otherwise dispose of all or part of its Interest for a purchase price equal or greater to that described in the Disposal Notice to a third party.

(g)  Third Party to be Bound by Contract.   Subject to this Article 5.08, in
     the event of a sale, assignment or other disposition of the Transferor
     Party's interest, any purchaser, transferee or assignee shall together with the remaining PARTY  or PARTIES execute such documents as are necessary to make such third party bound by the terms of this Contract.
	(h) Continued Operation.   In the event that PARTY B, or a Substitute Party
     or Parties, acquire PARTY A's interest and as a consequence the Company is no longer a Sino-foreign equity joint venture, PARTY A shall assist and support PARTY B in seeking the necessary approvals to allow PARTY B to continue operations of the Company as a wholly foreign-owned enterprise or otherwise.

(i) 	Approval.   Any sale or assignment pursuant to this Article shall be
     submitted to the Approval Authority for examination and approval.
     Upon receipt of the approval of the Approval Authority, the Company shall register the change in ownership with the SAIC.

	(j) Confidentiality.   Notwithstanding the assignment of the registered
     capital pursuant to this Article, the PARTIES agree they will not be relieved of their confidentiality obligations under Article 18 hereof.
     The -above-mentioned confidentiality obligations shall remain in effect for twenty (20) years following the effective date of such assignment.

5.09 Increase of Registered Capital

	(a) Any increase in the registered capital of the Company shall be contributed by the PARTIES in accordance with the ratio of each PARTY's share of the registered capital at the time of such increase and within the limit and in the form specified by the Board for such increase.
     In the event of either PARTY refusing or failing to contribute to the increase in the capital in full or in part, the same could be contributed by the other PARTY in addition to its respective share of the increase within the total increase in capital approved by the Board with the resultant changes in the proportions of the interests of each PARTY in the registered capital of the Company.

	(b) Notwithstanding any other provision of this Contract, in the event that
     PARTY B wishes to increase its share of the registered capital, PARTY A shall have the right to make additional contributions in accordance with the ratio of their interest of the registered capital at the time of such increase and within the limit and in the form specified by
     PARTY B, provided, however, that should either PARTY refuse or fail to contribute to an increase in accordance with this Article 5.09(b), the other PARTY shall be permitted to contribute to  such increase with the resultant changes in the proportions of the interest of each PARTY in
     the registered capital of the Company.   The  PARTIES  shall  cause
     their directors on the Board of Directors to vote in favor of an increase in capital under this Article 5.09(b).

              ARTICLE 6 - RESPONSIBILITIES OF THE PARTIES

	6.01	Responsibilities of PARTY A

   	 In addition to its other obligations under this Contract, PARTY A shall be responsible for the following matters:

	(a) Approvals.   Assist the Company in obtaining (1) the right to use the
     Land and Buildings for the Joint Venture Term, and (2) the approvals, permits and licenses necessary for the establishment and operation of the Company and the manufacture, distribution and sale of the Joint
     Venture Products;		(b)	Tax Treatment.   Assist the Company in applying
     for and obtaining the most favorable tax and customs duty
     reductions and exemptions and other investment incentives available for the Company under the laws of China,  Tianjin Municipality or other local laws;

	(c) Imports.   Assist with the procedures for applying for, and procuring licenses for the import of machinery and equipment, materials and supplies required by the Company and arranging for the transport of imported equipment;

 (d)	Employee Assistance.   Assist the foreign or expatriate employees and
     work force of the Company and of the parties with whom it contracts and their families, to obtain all entry visas and work permits necessary, and arrange boarding, lodging, office space, transportation and medical facilities for such persons in Tianjin during the operation of the Company;

	(e) Bank Accounts.   Assist the Company in opening RMB and convertible
     currency bank accounts immediately upon issuance of the Company's Business License;

	(f) Raw Materials   Assist the Company in securing preferential purchasing
     status for purchases of raw materials, machinery and equipment in China, including, if necessary, the official allocations of all raw materials the Company deems critical at the lowest possible price;

	(g) Technologically Advanced Enterprise.   Assist the Company in the
     application process for designation as a "Technologically Advanced
     Enterprise"  and securing the appropriate confirmation certificate;
	(h) Loans.   Assist the Company in obtaining RMB loans from local  financial institutions upon the decision of the Board;

	(i) Modifications to Buildings.   Assist the Company in organizing,
     preparing and executing the detailed design, construction and implementation of modifications and additions to the Buildings including the layout of the machinery and equipment in accordance with the design program to be provided by PARTY B pursuant to the Technology License Contract attached as Exhibit E;

	(j)	Plant Services.   Provide the Company with services as more particularly
     described in the Plant Services Contract attached hereto as Exhibit G including use of the clinic, canteen, buses for transportation of personnel between their homes and the Company and other personnel related services provided by PARTY A to Company's employees; and

	(k) Sales Orders. Transfer to the Company any sales orders received by PARTY A as of the Effective Date.

6.02	Responsibilities of PARTY B

    	In addition to its other obligations under this Contract, PARTY B shall have the following responsibilities:

 (a)	Personnel.  Assist the Company in recruiting personnel in charge of management, technical, engineering, production, finance and quality control;

	(b)	Domestic Materials.  Assist the Company in the purchase of the equipment and raw materials manufactured in China to ensure they are of the proper quantity and quality for the conduct of the Company's business;

	(c) Offshore Financing.  Assist the Company in arranging offshore financing subject to the decision of the Board;

 (d) Technology Licence. Perform its obligations under the Technology License Contract attached as Exhibit E; and

	(e)	Export Sales. Use its best efforts to assist the Company to achieve its export target of 40%.

6.03	Expenses

   	 In assisting the Company with respect to any matter discussed in Article
     6.01 or 6.02, should either PARTY incur any reasonable expense on behalf of the Company, such reasonable expenses will be reimbursed by the Company.

              ARTICLE 7 - PURCHASE OF PARTY A'S INVENTORY AND
                         CONTRIBUTION OF ASSETS

	7.01	PARTY A's Inventory

    	Upon the execution of this Contract and subsequent to the Effective Date, the Company will purchase selected raw materials, finished components in addition to all or a portion of the work in progress of PARTY A (the "Inventory") up to a cost value of Forty Five Million Renminbi (RMB 45,000,000). The purchase price for the Inventory will be the same as PARTY A's cost in manufacturing such Inventory.

7.02	Condition Precedent to Purchase

     The purchase by the Company of PARTY A's Inventory shall be subject  to  the condition precedent that PARTY A's representations
     and warranties as stated in Article 7.03	below remain as true and
     accurate on the date of the purchase as if such representations and
     warranties were made on the date of purchase.   If any of the
     representations or warranties of Article 7.03 concerning the Inventory are not true and accurate on the date of purchase, the Company may, in addition to whatever other rights it may have, refuse to purchase all or a portion of the Inventory.

	7.03	PARTY A Representations and Warrants

	PARTY A represents and warrants as follows:

	(a)	PARTY A is the lawful owner of the Contributed Assets and the
     Inventory, which are free and clear of any lien, mortgage or other security interests and claims;

	(b)	PARTY A possesses rights, powers and authorization adequate for it to dispose of the Contributed Assets and the Inventory in the manner described in this Contract;

 (c)	there is no ongoing or future legal procedure, lawsuit, arbitration procedure, administrative litigation or other government or court order, interdiction, decision or ruling to which PARTY A is a party or which binds or affects the Contributed Assets or the Inventory or is capable of so doing;

	(d)	all information provided to PARTY B concerning the Contributed Assets or the Inventory, business, finances and other aspects of business is true, accurate and complete in every respect;

 (e)	as of the date of this Contract and as of the Effective Date, all of the Contributed Assets are in good operating condition, consistent with PARTY A's past practices;

	(f)	as of the Effective Date and as of the date of purchase of the Inventory, all the Inventory selected by PARTY B in accordance with this Article 7 shall be of the quality and standard that is consistent with PARTY A's past practices;

	(g)	PARTY A has conducted its business in compliance with all laws, regulations, provisions and orders of any governmental authority with jurisdiction over it, its business, finances or operations or its property; and

	(h)	before and after the execution of this Contract, PARTY A has taken and shall take all necessary or appropriate actions to cause this Contract to be adequately performed in accordance with the terms hereof.

                ARTICLE 8 - TECHNOLOGY AND TECHNICAL SERVICES

8.01	Technology License Contract with PARTY A

	(a)	PARTY A shall license certain proprietary technology to the  Company in accordance with the Technology License Contract set forth as Exhibit
     D hereto.

	(b)	The PARTIES shall cause their representatives to execute the Technology
     License Contract between the Company and PARTY A simultaneously with the execution of this Contract; provided, however, that such contracts will not enter into effect until (i) they have been approved by the relevant Approval Authority and (ii) are ratified by the Board of
     Directors after the issuance of the Business License.

	8.02	Technology License Contract with PARTY B

	(a)	PARTY B shall license certain proprietary technology and provide technical support and assistance to the Company in accordance with the Technology License Contract set forth as Exhibit E hereto.

	(b)	The PARTIES shall cause their representatives to execute the Technology
     License Contract between the Company and PARTY B simultaneously  with the execution of this Contract; provided, however, that such contracts will not enter into effect until (i) they have been approved by the relevant Approval Authority and (ii) are ratified by the Board of
     Directors after the issuance of the Business License.   The Parties
     shall cause their Directors on the Board of Directors to vote in favor of ratification of the Technology License Contract at the first Board meeting.

	8.03	Other Products

    	If the Company decides to produce other products utilizing technology possessed by PARTY B not licensed to the Company, the technology and know-how for producing such products will be obtained from PARTY B through a separate technology license agreement or agreements to be mutually negotiated and agreed between the Company and PARTY B, subject to any applicable provisions of the Technology License Contract to be executed between the Company and PARTY B set forth as Exhibit E hereto.

8.04	Technologically Advanced Enterprise

    	As soon as feasible after issuance of the Business License, the Company shall apply to the Approval Authority for certification as a
     "Technologically Advanced Enterprise".   The PARTIES agree that the
     Company should qualify itself as a technologically advanced enterprise and will therefore exercise their best efforts to obtain such status for the Company.

ARTICLE 9 - SALE OF JOINT VENTURE PRODUCTS

	9.01	Domestic Sales

   	 The Company, with the assistance of the PARTIES, shall develop effective sales channels for the domestic market with the aim of maximizing the Company's profitability. Products may be sold for both Renminbi and foreign exchange (or any combination thereof) upon approval of the SAEC.
     The principles for determining the currency of the Company's sales shall be set by the Board, and the sales prices shall be implemented and adjusted, as required, by the General Manager.

	9.02	International Sales

	(a)	The Company shall strive to make its products competitive on the international market in terms of price, quality and delivery time;
     provided that increasing export sales will be dependent on the Company's products meeting international quality standards.

	(b)	Subject to paragraph (c) below, the Company shall appoint PARTY B as its exclusive export distributor for its international sales and shall enter into the export distributor contract substantially in the form
     attached hereto as Exhibit H.   As the exclusive export distributor,
     PARTY B shall make its best efforts to assist the Company in reaching its export targets.

	(c)	The Company may be permitted to act as an export distributor for  the
     Company's products with respect to export sales to existing clients  or customers of PARTY A, under terms and conditions to be agreed upon by the Company and PARTY A.

ARTICLE 10 - BOARD OF DIRECTORS

	10.01	The Formation of the Board

	(a)	Composition.   The Board shall consist of five (5) directors, two (2)
     of whom shall be appointed by PARTY A and three (3) of whom shall be
     appointed by PARTY B.   At the time this Contract is executed and each
     time directors are appointed, each PARTY shall notify the others of the names of its appointees.

	(b)	Term and Replacement.   Each director shall be appointed for a term of
     four (4) years and may serve consecutive terms if reappointed by the
     PARTY which originally appointed him.  If a seat on the Board is vacated by the retirement, resignation, illness, disability or death of a director or by the removal of such director by the PARTY which originally appointed him, the  PARTY  which originally appointed such director shall appoint a successor to serve out such director's term.

 (c)	Chairman.  The Chairman of the Board shall be appointed by PARTY B, and the Vice Chairman shall be appointed by PARTY A. The Chairman of the Board shall be the legal representative of the Company. Whenever the Chairman of the Board is unable to perform his responsibilities, he shall authorize the Vice Chairman to exercise the Chairman's responsibilities.

	(d)	Additional Attendees.   Reflecting the importance of close
     communications between the Board and the management of the Company, the General Manager may attend Board meetings upon invitation of a majority of the Board but shall not vote unless he is a director in his own right. Other managers, including the Financial Controller, as well as other parties that are not directly related to the Company or either PARTY, may attend such meetings upon the invitation of a majority of the Board.

10.02	Meetings and Powers of the Board

	(a)	Powers.   The Board shall be the highest authority of the Company.
     It shall discuss and determine all major issues regarding the Company.

	(b)	Meetings.   The first Board meeting shall be held as soon as possible
     within sixty (60) days after the date of issuance of the Business
     License.   Thereafter, regular meetings of the Board shall be held at
     least two times each year.   Upon the written request of three (3) or
     more of the directors of the Company specifying the matters to be discussed, the Chairman of the Board shall call a meeting of the Board.

	(c)	Notice and Agenda.   Board meetings shall be held at the registered
     address of the Company or such other address in China or abroad as may
     be designated by the Chairman.   Meetings shall be held on twenty-one
     (21) days notice to the directors if held in China and thirty (30) days notice if held abroad, provided that the directors may waive such notice
     by unanimous written consent.    A notice of a Board m meeting shall
     cover the agenda, time and place for such meeting.   The Chairman of the
     Board shall be responsible for convening and presiding over such meetings. The General Manager shall assist the Chairman in preparing an agenda for each Board meeting.

	(d)	Proxies.   In case a Board member is unable to participate in a Board meeting in person or by telephone, he may issue a proxy and entrust another person to participate in the meeting on his behalf.  The have
     the same rights and powers as the Board member.   A representative shall
     be permitted to serve as a proxy for up to three (3) Board members appointed by the same PARTY as such representative.  If a Board member fails to participate or to entrust another to participate, he will be deemed as having waived such right.

	(e)	Quorum.   Four (4) directors present in person, by proxy or by telephone shall constitute a quorum which shall be necessary for the conduct of business at any meeting of the Board.

	(f)	Voting.   Each director present in person, by proxy or by telephone at a meeting of the Board of Directors shall have one vote.

	(g)	Unanimous Votes.   Resolutions involving the following matters may only
     be adopted at a duly constituted and convened meeting of the Board of
     Directors upon the unanimous affirmative vote of each and every director of the Board voting in person, by proxy or by telephone at such meeting:

	(i)	the amendment of the Articles of Association;

(ii)	the merger of the Company with another organization;

(iii)	termination and dissolution of the Company; and

	(iv)	the increase or assignment of the Company's registered capital.

	(h)	Super Majority.   Resolutions involving the following major matters may
     only be adopted at a duly constituted and convened meeting of the Board of Directors upon the affirmative vote of four (4) directors of the
     Board voting in person, by proxy or by telephone at such meeting:

	(i)	the formulation of or changes to the management structure of the Company;

(ii)	the formulation of policies and plans relating to the recruitment of employees, employees wages, welfare and compensation, as well as the formulation of labor management rules; and

(iii)the appointment, dismissal, limitations on authority and compensation of Management Personnel, except the Executive Vice General Manager.

	(i)	Simple Majority.   Other issues that require resolutions by the Board
     may be raised at a duly convened meeting of the Board and must be adopted by the affirmative vote of three (3) of the directors present in person, by proxy or by telephone at such meeting where a quorum is present.

	(j)	Action without a Meeting.  Any action by the Board may be taken without a meeting if all members of the Board consent in writing to such action.
     Such written consent shall be filed with the minutes of the Board proceedings and shall have the same force and effect as a unanimous or majority vote, as the case may be, taken by members physically present.

	(k)	Expenses.   The Company shall be responsible for the reasonable travel, lodging and meal expenses incurred by appointed directors or their proxy in attending Board meetings.

                 		ARTICLE 11 - OPERATION AND MANAGEMENT
	11.01	Management Procedures and Structures

   		The policies, structures and procedures concerning operational management, sales and marketing, health and safety, environmental and technological matters, which may be adopted by the Board from time to time shall be developed in consultation with PARTY B so as to be generally in accordance with PARTY B's practices in its worldwide operations subject to the overall direction and approval of the Board.

	11.02	Management Organization
    	The Company shall adopt a management  system  under
     which  the  management organization shall be responsible to and under the leadership of the Board.  All Management Personnel, including the General Manager, Executive Vice General Manager, and
     Vice General Manager shall serve at the discretion of the Board. The Company shall have a General Manager nominated by PARTY A, an
     Executive Vice General Manager nominated by PARTY B and a Vice
     General Manager nominated by PARTY A and appointed by the Board pursuant to a duly adopted resolution. The terms of office of the General Manager, Executive Vice General Manager and Vice General
     Manager shall be as determined by the Board.   The General
     Manager, Executive Vice General Manager and Vice General Manager
     may be dismissed only by a resolution of the Board of Directors.   If it
     becomes necessary, due to dismissal or resignation, to replace the General Manager, Executive Vice General Manager or Vice General
     Manager, PARTY A shall nominate the General Manager's replacement, PARTY B shall nominate the Executive Vice General
     Manager's replacement and PARTY A shall nominate the Vice General Manager's replacement for appointment by the Board.

	11.03	Responsibilities and Powers of the General Manager

    	The duties of the General Manager shall consist of carrying out the decisions of the Board and organizing and directing the day-to-day operation and management of the Company in accordance with the modern management practices and structures as determined by the Board. Within the scope granted by the Board, the General Manager will represent the Company in external matters and, within the Company, he will appoint and dismiss personnel subordinate to himself and exercise other functions and powers granted him by the Board.

11.04	Management Personnel

	(a)	Other Management Personnel.  The Company shall have such number and types of other Management Personnel as determined by the General Manager and approved by the Board to be necessary or advisable to implement the modern management practices and structures determined by the Board.
     All Management Personnel shall be responsible to and under the direction of the General Manager.

 (b)	Salaries.   The salaries and other remuneration of the Management
     Personnel of the Company (including the General Manager) shall be determined by the Board in its sole discretion on an individual basis.

	11.05	Annual Plans and Budgets

	    The General Manager, assisted by the other Management Personnel, shall be responsible for the preparation of the annual business plan
     and budget of the Company.   The annual business plan and budget
     (including the projected balance sheet, profit and loss statement and cash transaction report) for each fiscal year shall be submitted to the Board and shall include comprehensive detailed information on:

	(a)	the procurement of equipment and other assets of the Company;
	(b)	the raising and application of funds;
	(c)	plans with respect to production and sale of Joint Venture Products;
	(d)	the repair and maintenance of the assets and equipment of the Company;
	(e)	the estimated income and expenditures of the Company covered by the production plan and budget;
	(f)	plans for training the staff and workers of the Company;
	(g)	wage and salary plans for staff and workers of the Company;
	(h)	requirements of raw materials, fuel, water, electricity and other utilities, and all other inputs for the next year's production;
	(i)	plans for the proportion of foreign currency sales;
	(j)	 plans for balancing foreign exchange receipts and expenditures; and
	(k)	any other matter in respect of which the Board may have requested a report.
	    The General Manager shall prepare a monthly management report containing such information as shall be requested by the Board.

11.06  Approval and Implementation of Annual Plans and Budgets

   	 The Board shall examine and approve the annual business plan and budget. The General Manager, assisted by the other Management Personnel, shall be responsible for the implementation of the plan and budget approved by the Board.

                  ARTICLE 12 - BUILDINGS AND LAND
	12.01	Description of Location of Buildings

    	The Buildings, located at 5 Yongtai Road, Tanggu, Tianjin
     Municipality, The People's Republic of China, are more particularly described in the Building Lease Contract set forth as Exhibit I.

	12.02	Buildings Lease Contract

    	Simultaneously with the execution of this Contract, the PARTIES will cause their representatives to execute the Buildings Lease Contract attached hereto as Exhibit I on behalf of the Company;
     provided, however, that such Contract shall not enter into effect until ratified by the Board of Directors.

	12.03	Land Description

    	The Land located on the site, which consists of an area of 63,265.79 square meters at 5 Yongtai Road, Tanggu, Tianjin
     Municipality, the People's Republic of China.

	12.04	Land Use Rights

    	Details and undertakings regarding the land use rights are set forth in the "Agreement Regarding Land Use Rights" attached hereto
     as Exhibit C.   Within a (30) days after the Effective Date, Party A
     will use its best efforts to complete all necessary formalities regarding the transfer of the land use rights to the Company and procure on behalf of the Company the "Land Use Rights Certificate for a Foreign Invested Enterprise" in the Company's name.

12.05	Representation and Warranties

	PARTY A hereby represents and warrants that:

	(a)	it has acquired and presently possesses the exclusive right to use the
     Buildings for the Joint Venture Term or longer;

	(b)	except for the land use fees described in Exhibit C, no other fees are or will be payable with respect to the Company's use of land for the entire Joint Venture Term; any such additional fees will be the responsibility of PARTY A and PARTY A shall indemnify and hold  harmless the  Company  and  PARTY  B against any obligation to pay such fees.

	(c)	upon the Effective Date, the Company will possess the exclusive right to use the Buildings and the Land for the Joint Venture Term;

	(d)	possesses the authority to lease the Buildings to the Company;

	(e)	the Buildings and Land will be free of defects and free and clear of any mortgage, lien or encumbrance;
	(f)	no government or administrative department, military unit, organization, company, or any entity in any form, or any individual, has any right or potential right to use, occupy, or control the Buildings and the Land or any part thereof or to subject PARTY A's right to use the Buildings and the Land to any conditions except for those specified herein.

	12.06	Indemnity

	(a)	With respect to the Buildings and the Land and the operations of
     PARTY A prior to the establishment of the Company at the Buildings and the Land, PARTY A shall indemnify and hold harmless PARTY B and the Company against all damages, losses, costs, judgments, expenses
     (including reasonable attorney's fees) in connection with:

	(i)	any operations of PARTY A which resulted in the discharge of air pollutants, water pollutants or process wastewater or the disposal of solid or hazardous wastes;

(ii)	any pollution to the environment or other  event,  condition  or circumstance arising before the Effective Date that may interfere with the conduct of the Company's business or the Company's compliance with any environmental laws or regulations;
(iii)	any environmental contamination presently on or arising from the
     Buildings and the Land or failure by PARTY A to have contained substances which are or may be harmful to the environment, or which may require the Company to undertake any remedial or corrective work; and

(iv)	the failure by PARTY A to have obtained all necessary  permits, environmental clearances and other governmental approvals required for the conduct of its operations.

	(b)	PARTY A shall indemnify and hold  harmless  PARTY  B  and  the  Company against all damages, losses,  costs,  judgments  and  expenses
     (including reasonable attomey's fees) arising out of or caused by the actions or omissions of PARTY A.

12.07	Additional Fees and Taxes

  		 Party A shall bear the costs of any additional fees or taxes imposed in connection with the use of the Buildings or the Land apart from the fees and taxes specified in Exhibit C, "Agreement Regarding Land Use
     Rights", and Exhibit 1, Buildings Lease Contract.

	12.08	Plant Services and Related Fees

    	PARTY A shall provide certain employee and operating services to the Company in accordance with a fee-based Plant Services
     Contract to be executed after the issuance of the Company's
     Business License between the Company and PARTY A.   These
     services shall include employee food service, clinic, buses to transport employees between their homes and their place of work and
     other services.   A list of the services covered will be included as part
     of the Plant Services Contract attached as Exhibit G.

ARTICLE 13 - TRADEMARKS

	13.01	Trademark Licenses

	    Simultaneous with the execution of this Contract, the Company and PARTY B shall execute the Trademark License Contract attached as
     Exhibit F, provided that such Contract shall enter into effect only after ratification by the Board and after the issuance of the Business
     License.   The PARTIES shall cause their Directors on the Board to vote in favor of ratification of the Trademark License Contract at the first
     Board meeting.   Upon the termination of this Contract, neither the
     Company nor PARTY A shall have any right to use the trademarks licensed under such Contract.

                 ARTICLE 14 - SUPPLY AND PURCHASE OF RAW
                          MATERIALS AND SERVICES

	14.01	Raw Materials and Supplies

    	It is contemplated by the PARTIES that the raw material, parts, means of transportation and other supplies required by the Company for the production of Joint Venture Products will be first purchased within China provided that such goods are of the requisite quality, competitively priced and otherwise meet the requirements of the Company.

14.02	Imported Materials, Supplies and Equipment

	    The Company shall subject to Article 14.01 above have the right to import raw materials, machinery, equipment, components, spare parts and other supplies in the qualities, quantities and prices necessary for the production of Joint Venture Products.

14.03	Domestic Materials and Supplies

   		Materials, supplies and services purchased by the Company within China shall be purchased in Reminbi at either the lowest market price, or the prices charged to local state-owned enterprises for purchases of similar materials and services.

14.04	Services  The Company shall have the right to appoint foreign architects, consultants, engineers and contractors to undertake relevant work when there are no local companies or individuals qualified or available to undertake such work according to the General Manager.

ARTICLE 15 - LABOR MANAGEMENT

	15.01	Governing Principle

    	The General Manager shall formulate a plan for matters concerning the recruitment, employment, dismissal, wages, labor insurance, welfare benefits, reward and discipline of the workers and staff members of the Company in accordance with modem management standards, practices and policies determined by the Board, the "Regulations of the People's Republic of China on Labor Management in Joint Ventures Using Chinese and Foreign Investment ", the "Provisions of the Ministry of Labor and Personnel of the People's Republic of China on the Right of Autonomy of Enterprises with Foreign Investment in the Hiring of Personnel and on Wages, Insurance and Welfare Expenses of Staff and Workers",
     and relevant regulations of Tianjin Municipality.   The plan shall be
     submitted for the approval of the Board of Directors.

	15.02	Working Personnel

    	Working Personnel shall be employed by the Company in accordance with a labor contract which shall be entered into between the Company and
     each individual worker after the establishment of the Company.   Such
     labor contract shall establish all terms governing the employment, duties and benefits of that individual. The Board shall approve the general form and terms and conditions included in such contracts.

	15.03	Management Personnel

    	Management Personnel shall be employed by the Company in accordance with
     the terms of individual employment contracts.   The detailed terms and
     conditions of the employment and compensation of the Management
     Personnel shall be decided by the Board.

15.04	Expatriate Personnel

    	As the Company's needs require, expatriate Management Personnel and
     senior		technical personnel shall be hired by the General Manager after approval by the Board of Directors, upon the recommendation of PARTY B.
     Such personnel shall enter into individual employment contracts with the Company.  The PARTIES agree that such expatriate personnel shall receive salaries and benefits in accordance with PARTY B's personnel policies.

15.05  Conformity with Labor Protection

    	The Company shall conform to rules and regulations of the Chinese government concerning labor protection and ensure safe and civilized production. Labor insurance for the working personnel of the Company shall be handled in accordance with the relevant regulations of the Chinese government.

	15.06  Trade Union

    	To the extent required by law, the Company shall establish a trade union to represent the rights and interests of the workers and staff members, to mediate disputes between the workers and staff members on the one hand and the Company on the other and to protect the lawful interests of the workers and staff members. To the extent required by law, the Company shall actively support the work of the trade union, provide the trade union facilities to conduct union activities and other lawful activities after working hours, and allocate trade union funds.

	15.07  Trade Union Fund

    	In accordance with Article 99 of the Joint Venture Regulations, the Company shall allot each month two Percent (2%) of the total amount of real wages received by the company staff and workers, including expatriate employees, for payment into a trade union fund, such payments to be an expense of the Company. The trade union may use these funds in accordance with the relevant control measures of labor union funds formulated by the All China
     Federation of Labor Unions.

ARTICLE 16 - FINANCIAL AFFAIRS AND ACCOUNTING

	16.01	Accounting System

		(a)	Responsibilities.  The Financial Controller of the
Company, under the leadership of the General Manager, shall be responsible for the financial management of the Company.

		(b)	Procedures.  The General Manager and the
Financial Controller shall prepare the accounting system and procedures in accordance with the Accounting System of the People's Republic of China for Foreign Investment Enterprises, the supplementary stipulations promulgated by the Ministry of Finance and, to the extent possible, general accepted international accounting principles. All vouchers, receipts, statistical statements and reports shall be written in Chinese and English concurrently. In addition, the Company shall adopt operating and financial policies and procedure sand shall prepare periodic reporting of financial information in accordance with the requirements of PARTY B.

	16.02  Auditing

		(a)	Company Auditor.  The Board shall establish a
position for a Company Auditor who will be responsible for examining and auditing the Company's financial and accounting books and will prepare a report for the Board and expenditures the General
Manager.

		(b)	Independent Audit.  An independent accountant
registered in China and otherwise qualified to render opinions on the compliance by the Company with the accounting standards provided herein, shall be engaged by the Board of Directors as the Company's auditor to examine and verify the annual report on the final accounts
("Independent Auditor").   The Company shall submit to the PARTIES
the annual financial statements (including the audited Profit and Loss Account, the Balance Sheet and Cash Flow Balance and Foreign Exchange Balance for the fiscal year) within three (3) months after the end of the fiscal year, together with the audit report of the
Chinese registered accountant.   The annual financial statements, the
audit report and the monthly reports shall be prepared in both Chinese and English.

		(c)	Board Review.  The Board shall review and approve
the periodic audits of the accounts.   In the event that the Board
determines that the audits submitted by the Independent Auditor are unable to properly meet the standards set forth above, the Board may replace the Independent Auditor or retain another auditor at Company expense, to supplement or adjust the work of the Independent Auditor or to perform specific accounting and auditing tasks.

		(d)	Notwithstanding anything contained in 16.02(a)
and (b), at PARTY B's cost, PARTY B may at any time, employ a foreign auditor or send its internal auditor to examine the records and procedures of the Company and PARTY A and the Company shall cooperate and use best efforts to assist such auditors.

	16.03	Bank Accounts and Foreign Exchange Control

	The Company shall separately open foreign exchange accounts and Renminbi accounts at banks within or outside China upon
approval by the relevant authorities.   The Company's foreign
exchange transactions shall be handled in accordance with the regulations of China relating to foreign exchange control.

	16.04	Foreign Exchange Balance

	The Company shall be responsible to maintain a balance in its foreign exchange receipts and expenditures. The principal methods for balance foreign exchanges will be as follows:

			(i)	Foreign Currency Sales.  The primary means
for balancing foreign exchange will be through the sale of the Joint Venture Products in foreign currency.

			(ii)	Export of Domestic Product.  Subject to the
approval of the Approval Authority, the Company may purchase products domestically in Renminbi and export them for foreign currency.

			(iii)	Other Measures.  If the Company is unable
to balance its foreign exchange using the measures described above, the Board of Directors will consider all other methods permitted under the laws and regulations of the People's
Republic of China.

	16.05	Fiscal Year

		The Company shall adopt the calendar year as its fiscal year for Chinese statutory accounting purposes, which shall begin on January 1 and end on December 31 of the same year, provided that the first fiscal year of the Company shall commence on the date the Company receives its Business License, and shall end on the immediately succeeding December 31.

	16.06  Allocations to Three Funds

	To the extent required by law, the Company shall make
payments in Renminbi into a reserve fund, an enterprise expansion fund and a bonus and welfare fund for its workers and staff members
(the "Three Funds").   The proportion of each year's payments shall be
discussed and determined by the Board of Directors on the basis of the Company's circumstances and in the general interest of the
Company and its workers; provided, however, that the payments to each individual Fund shall not exceed seven percent (7%) of the Company's after tax income and the total of the payments to the
Three Funds shall not exceed fifteen percent (15%) of the Company's
after-tax income in the relevant year.   Plans for the application of
these Three Funds shall be formulated by the General Manager.

	16.07	Profit Distribution

		(a)	Proportionate Distributions.   After required
allocations, if any, have been made to the Three Funds in accordance with Article 16.06, the Board shall determine distribution of profits by way of dividend among the PARTIES in proportion to their respective shares in the registered capital of the Company and the balance of net profits will be retained in the Company and utilized as
may be decided by the Board from time to time.   If the Company
carries over losses from the previous year, the profit of the current
year shall first be used to cover such losses.   No profit shall be
distributed unless a prior deficit is made up.   The profit retained by
the Company and carried over from the previous years may be distributed together with the distributable profit of the current year, or after the deficit of the current year is made up therefrom.

		(b)	Insufficient Foreign Exchange.   In the event that
there is not sufficient foreign exchange to pay PARTY B's share of distributed profits, the Company shall, to the extent of the unpaid portion, hold distributed Remninbi profits in trust for PARTY B in a special interest bearing account set up for that purpose, when such account is available, in satisfaction of the Company's obligation to
distribute such share of the Company's profit to PARTY B.   From and
after the date on which such account is established, the Company shall not withdraw or use the funds therein except upon PARTY B's
prior written instructions.   When the Company obtains foreign
exchange that is available for distribution to PARTY B pursuant to
Article 16.07 (a), the Company any interest earned therefrom) with its U.S. Dollar equivalent in accordance with the average of the buying and selling rates published by the Bank of China at the time of the transaction. The Company shall then immediately pay such U.S.
Dollars to PARTY B. PARTY B may from time to time instruct the Company to distribute Renminbi as directed by PARTY B in such account for any legal purpose.

		(c)	Method of Payment.   All payments to be
distributed under this Article 16 shall at the request of the receiving PARTY be remitted to an account at a bank specified in advance by such PARTY.

ARTICLE 17 - TAXATION AND INSURANCE

	17.01	Income Tax, Customs Duties and Other Taxes

		(a)	Tax Payments.   The Company shall pay tax under
the relevant laws of China and any special tax regulations applicable
to Tianjin.   Chinese and foreign management and working personnel
shall be periodically reminded to pay their individual income tax in accordance with the tax laws of China.

		(b)	Tax Preference.   The Company will use its best
endeavors to apply for and obtain preferential tax treatment, reductions and exemptions, as provided by the relevant regulations. Promptly after the execution of this Contract, the PARTIES shall submit an application to the Tianjin Municipal Tax Bureau for confirmation of the Company's tax treatment.

	17.02	Insurance

	The Company shall, at its own cost and expense, take out and
maintain full and	adequate insurance of the Company against loss or
damage by fire and such other risks as may be decided by the Board.
The property, transportation, product liability and other items of insurance of the Company shall be obtained within or outside China, subject to any legal restrictions which may apply, and such policies will be denominated in Chinese and foreign currencies, as
appropriate.   The types and amounts of insurance coverage shall be
determined by the Board in accordance with applicable Chinese laws, if any.

                   ARTICLE 18 - CONFIDENTIALITY

	18.01	Confidential Information

	From time to time and during the term of this Contract, either PARTY may disclose to one another whether in writing, orally, visually or by any other means, information which is either non-
public, confidential or proprietary in nature.   All such information
disclosed to one PARTY, including to its directors, officers, employees, agents or representatives, including attorneys, accountants and consultants (collectively, "Representatives"), by the other PARTY or any of its Representatives, and all proposals, analyses, studies or other documents prepared by either PARTY or its Representatives containing or based, in whole or in part, on any such information is herein referred to as the "Confidential Information".

	18.02	Mutual Obligation

	Except as otherwise provided in any Agreement between the Company and a PARTY, the receiving PARTY will during the term of this Contract and for twenty (20) years after or in the event the Company is not established, for 50 years after the date of this Contract, keep confidential and will not, without the prior written consent of the PARTY originally disclosing the Confidential Information, disclose the Confidential Information in whole or in part
to any third party.   The Confidential Information will not be used  by
the PARTY receiving the Confidential Information or its Representatives directly or indirectly for any purpose other than evaluating and/or in connection with the establishment or operation
of the Company.   The PARTY receiving the Confidential Information
agrees to transmit the Confidential Information only to those Representatives on a need to know basis provided that the Party receiving the Confidential Information notifies the PARTY disclosing the Confidential Information prior to the disclosure and provided further that the Representatives are informed of the confidential
nature of the Confidential Information.   The PARTY receiving
Confidential Information will be responsible for any breach of this
Article 18 by any of its Representatives and will indemnify and hold harmless the PARTY disclosing the Confidential Information for any losses, damages, fees or expenses (including reasonable attomey's fees) arising out of or resulting from such breach.

	18.03	Return of Confidential Information

	The written Confidential Information and all copies thereof will be destroyed or returned immediately, without retaining any copies thereof, as directed by the PARTY disclosing the Confidential
Information, if such PARTY is no longer privy to the Contract or upon termination of this Contract.

	18.04	Disclosure

	In the event that the PARTY receiving the Confidential
Information or its Representative is requested or becomes legally compelled to disclose any of the Confidential Information, such PARTY will notify the other PARTY promptly in writing so that the PARTY which originally disclosed the Confidential Information may seek a court order or other appropriate remedy and/or waive compliance with this Article 18; the PARTY who has been requested or who has become legally compelled to disclose any of the Confidential Information will cooperate with the other PARTY in such efforts. In the event that a court order or other remedy is not obtained, the PARTY who has been compelled to disclose Confidential Information will disclose only that portion of the Confidential Information which is legally required and will exercise its best efforts to obtain an assurance that the Confidential Information will be treated confidentially.

18.05 Public Domain

The foregoing obligations of confidentiality, non-disclosure and non-use shall apply to Confidential Information which:

(a) the PARTY receiving the Confidential Information is already in possession of such Confidential Information at the time of disclosure, and which was not acquired directly or indirectly from the PARTY disclosing the Confidential Information; or

(b)  was in the public domain at the time of disclosure; or

(c) has become part of the public domain by publication through no fault of the PARTY receiving the Confidential Information.


                 ARTICLE 19 - THE JOINT VENTURE TERM

	19.01	Joint Venture Term

	The Joint Venture Term of the Company shall commence on the Effective Date and shall expire thirty (30) years therefrom.

	19.02	Extension of the Joint Venture Term

	Prior to the expiration of the Joint Venture Term, upon the agreement of the PARTIES, the Company may apply for an extension of up to a (30) years. The PARTIES will notify the Board of their desire to extend the term no later than nine (9) months prior to expiration of the Joint Venture Term. The PARTIES shall cause their directors on the Board to unanimously approve such extension and will submit an application for such extension to the Approval Authority for approval no less than six (6) months prior to the
expiration of the Joint Venture Term.   PARTY B shall be offered
terms under an extended term that are no less favorable than the terms of this Contract and those being offered at that time to other foreign enterprises negotiating joint venture projects in China.

	19.03	Failure to Agree on Extension

	Upon the expiry of the term of the Company as set out in
Article 19.01, and any extension thereof under Article 19.02, this Contract shall terminate and the provisions of Article 20 hereof shall apply.

	19.04	Contract to Continue in Force

	This Contract shall remain in force for the term of the Company and any extension thereof provided that the rights and obligations of the PARTIES under Article 18 shall remain in force indefinitely notwithstanding expiry of this Contract or liquidation of the Company.

              ARTICLE 20 - TFRMINATION, BUY-OUT AND
                    LIQUIDATION PROCEDURES

	20.01	Reasons for Termination

	A PARTY shall have the right to terminate this Contract by written notice to the other PARTY and notify of its desire to commence negotiations under Article 20.02 below if the following occurs:

		(a)	Material Breach.   If the other PARTY materially
breaches this Contract or violates the Articles of Association, and such breach or violation is not cured within sixty (60) days of written notice to the breaching Party;

		(b)	Liquidation.   If the Company or the other PARTY
becomes bankrupt, or is the subject of proceedings for liquidation or dissolution, or ceases to carry on business or becomes unable to pay its debts as they become due;

		(c)	Expropriation.   If all or any material part of the
assets of the Company are expropriated by any government authority;

		(d)	Government Action.   If any government authority
having authority over a PARTY requires any provision of this Contract or the Articles of Association to be revised in such a way as to cause significant adverse consequences to the Company or any of the PARTIES;

		(e)	Force Majeure.   If the conditions or consequences
of Force Majeure prevail for a period in excess of three (3) consecutive complete calendar months and the PARTIES have been unable to find an equitable solution pursuant to Article 21.01(d) hereof;

		(f)	Termination of Related Agreements.   If any of the
Technology  License Contract, Trademark License Contract or the
Export Agency Contract between the Company and PARTY B is terminated prior to its scheduled expiration (in which case only
PARTY B shall have the right to terminate); or

		(g)	Economic Necessity.   If an event described in
Article 24.02 hereof occurs, or the effects of the market such as pricing, competition or cost of materials has an adverse impact and the PARTIES do not reach an agreement on economic adjustment within sixty (60) days after the initiation of discussions.

	20.02	Notification Procedure

	In the event that a PARTY gives notice pursuant to Article
20.01 hereof a desire to terminate this Contract, the PARTIES shall within a one-month period after such notice is given commence negotiations and endeavor to resolve the reason for notification of termination. In the event matters are not resolved to the satisfaction of the PARTIES within one month after commencement of negotiations or the non-notifying PARTY refuses to commence negotiations within the period stated above, the notifying PARTY may terminate this Contract by and effective upon giving the other PARTY final written notice of termination.

	20.03	Buy-Out

		(a)	In the event that this Contract is terminated
pursuant to Article 20.01 or for any other reason (whether by the expiration of the Joint Venture Term, agreement of the PARTIES or otherwise), then any PARTY shall be entitled to withdraw from the Joint Venture (the "Withdrawing Party") and the other PARTY (the "Acquiring Party") shall have a priority right to purchase the Withdrawing Party's interest in the Joint Venture Company's
registered capital ("Interest").   If desired, the Acquiring Party may
continue the operations of the Company.   For this purpose:

			(i)	the PARTIES shall agree upon the value of
the Company and if they are unable to so agree within a (30) days such value will be determined within thirty (30) days thereafter, at the expense of the Company, on a going concern basis, and if the PARTIES are not able to agree, then such value shall be determined by an Expert in accordance with
Article 23;

				(ii)	the purchase price for the Withdrawing
Party's Interest shall be equal to that percentage figure which is such PARTY's percentage share of the registered capital of the Company multiplied by the value of the Company as so agreed upon or determined;

				(iii)	the Withdrawing Party may decline to sell its
Interest in the Company to the Acquiring Party within fifteen (15)
days of notification of the value of the Company as determined above.

		(b)	The full purchase price for the Withdrawing Party's
Interest shall be paid by the Acquiring Party in United States Dollars. Such payment shall be made within sixty (60) days after the PARTIES shall have agreed upon the value of the Company or notification of the value of the Company as determined by the above-mentioned
Expert.   If PARTY A purchases the Interest of PARTY B the United
States Dollar purchase price will, upon application to the SAEC, be freely remittable out of China in accordance with the foreign exchange regulations of China.

		(c)	Any other provisions of this Contract to the
contrary notwithstanding, until such time as the sale of the Interest of a Withdrawing Party to the Acquiring Party or Parties is completed, the Company will continue to conduct its business in the ordinary course.

	20.04	Liquidation

		(a)	Option upon Termination.   In the event that this
Contract has been terminated in accordance with 20.01 hereof or for any other reason and the PARTIES have not agreed on an acquisition of the Company as a going concern by either PARTY or by a third party, then the physical assets of the Company shall be valued by and liquidated under the direction of a Liquidation Committee formed within 30 days of termination in accordance with the Joint Venture Regulations.

		(b)	Valuing and Selling Procedure.  In valuing and
selling physical assets, the Liquidation Committee shall use every effort to obtain the highest possible price for such assets, including the retention of an independent third party expert knowledgeable in assessing the value of the types of assets owned or held by the
Company to assist in such valuation.   Any disputes as to valuation
by the expert shall be handled in accordance with Article 23.   Sales
of the Company's assets shall be in United States Dollars to the fullest extent possible.

		(c)	Settlement and Payment.   After liquidation and
the settlement of all outstanding debts of the Company and subject to the payment of any applicable taxes, the joint account shall be paid over to the PARTIES in proportion to their respective shares in the registered capital of the Company. Any and all amounts payable to PARTY B pursuant to this Article 20 shall be paid promptly in United States Dollars and shall be freely remittable by PARTY B out of China in accordance with the Foreign Exchange Regulations of China.

	20.05	Survival

	To the extent permitted by law, the provisions of Articles 18 and 20 and the obligations and benefits hereunder shall survive the termination of this Contract and the termination, dissolution or liquidation of the Company.

             ARTICLE 21 - FORCE MAJEURE

	21.01	Force Majeure

		(a)	Definition and Examples.   "Force Majeure" shall
mean all events which are beyond the control of the PARTIES to this Contract, and which are unforeseen, or if foreseen, unavoidable, and
which prevent total or partial performance by either PARTY.   Such
events shall include but are not limited to any strikes, lockouts, explosions, shipwrecks, acts of nature, fires, flood, sabotage, accidents, wars, riots, inability to obtain transportation, and any other similar or different contingency.

		(b)	Effect.  If an event of Force Majeure occurs, to the
extent that the contractual obligations of the PARTIES to this Contract (except the obligations under Article 18 hereof) cannot be performed as a result of such event, such contractual obligations shall be suspended during the period of delay caused by the Force
Majeure and shall be automatically extended, without penalty, for a period equal to such suspension.

		(c)	Notice Required.   The PARTY claiming Force
Majeure shall promptly inform the other PARTY in writing and shall furnish appropriate proof of the occurrence and duration of such
Force Majeure.   The PARTY claiming  Force Majeure shall also use all
reasonable endeavors to terminate the  Force Majeure.

		(d)	Consultation Required.   In the event of Force
Majeure, the PARTIES shall immediately consult with each other in order to find an equitable solution and shall use all reasonable endeavors to minimize the consequences of such Force Majeure.

                ARTICLE 22 - SETTLEMENT OF DISPUTES

	22.01	Consultation

	In the event a dispute arises in connection with the interpretation or implementation of this Contract, the PARTIES shall attempt in the first instance to resolve such dispute through friendly consultations.

	22.02	Arbitration.

	If the dispute is not resolved through friendly consultation within sixty (60) days after the commencement of discussions or such longer period as the PARTIES agree to in writing at that time, then notwithstanding any other provision of this Contract the PARTIES shall resolve the dispute in Stockholm, Sweden according to the arbitration rules of the Stockholm Chamber of Commerce ("SCC"). Arbitration shall be conducted as follows:

		(a)	English Proceedings.     All proceedings in any
such arbitration shall be conducted in English and a daily transcript in English of such proceedings shall be prepared.

		(b)	One Arbitrator.   There shall be one (1) arbitrator,
fluent in English, appointed by the SCC.

		(c)	Award Binding.   The arbitration award shall be
final and binding on the PARTIES, and the PARTIES agree to be bound thereby and to act accordingly.

		(d)	Obligations to Continue.  When any dispute occurs
and when any dispute is under arbitration, except for the matters under dispute the PARTIES shall continue to exercise their remaining respective rights, and fulfil their remaining respective obligations under this Contract.

		(e)	Enforcement.   In any arbitration proceeding, any
legal proceeding to enforce any arbitration award or any legal action between the PARTIES relating to this Contract, each PARTY expressly waives the defense of sovereign immunity and any other defense based on the fact or allegation that it is an agency or instrumentality
of a sovereign state.   Any award of the arbitrators shall be
enforceable by any court having jurisdiction over the PARTY against which the award has been rendered, or wherever assets of the PARTY against which the award has been rendered can be located and shall be enforceable in accordance with the "United Nations Convention on the Reciprocal Enforcement of Arbitral Awards (1958).

                ARTICLE 23 - EXPERT PROCEDURES

	23.01	Appointment of Expert

	If this Contract so provides, or if the PARTIES otherwise agree, that a controversy or dispute between them should be resolved by an Expert, either PARTY may request that such controversy or dispute shall be resolved by such Expert as provided herein and such costs shall be borne by the requesting PARTY.

	23.02	Recourse to ICC

	If any PARTY requests an Expert determination the PARTIES
shall attempt in the first instance to agree on a single expert to whom
the matter shall be referred.   If, within fourteen (14) days from
receipt of such request, the PARTIES have failed to agree on the appointment of a single Expert, then the PARTIES agree to have recourse to the International Centre for Technical Expertise of the International Chamber of Commerce ("ICC") in accordance with the ICC's Rules for Technical Experts.

	23.03	Expert Procedures

	The Expert so appointed shall promptly fix a reasonable time and place for receiving submissions or information from the PARTIES and may make such other enquiries and require such other evidence
as the expert deems necessary for resolving the matter.   All
information and data submitted by either PARTY as confidential shall not be disclosed by the Expert to third parties. The PARTIES shall have the opportunity to make representations to the Expert.

	23.04	Effect of Expert Decision

	The Expert shall be deemed not to be an arbitrator but shall render his decision as an Expert, and no law or regulation relating to arbitration shall apply to such Expert or his determinations or the procedure by which he reaches his determinations. The PARTIES shall rely on the determination of the Expert, unless one or more of them believes in good faith that the determinations of the Expert are incorrect or patently unfair or have been made as a consequence of
misconduct on the part of such Expert.   In such event, either PARTY
shall have the right to refer the dispute or controversy to arbitration in accordance with Article 22.

                   ARTICLE 24 - APPLICABLE LAW

	24.01	Applicable Law

	The formation, validity, interpretation and implementation of this Contract and settlement of disputes arising therefrom shall be governed by the published and publicly available laws, decrees and regulations promulgated by the People's Republic of China, but in the event that there is no published and publicly available law, decree or regulation in China governing any particular matter relating to this Contract, reference shall be made to general international commercial practice.

	24.02  Economic Adjustment

	If either PARTY's economic benefits are adversely and materially affected by the promulgation of any new laws, rules or regulations of China or the amendment or interpretation of any existing laws, rules or regulations of China after the date of this Contract, the PARTIES shall promptly consult with each other and use their best endeavors to implement any adjustments necessary to maintain each PARTY's economic benefits derived from this Contract on a basis no less favorable than the economic benefits it would have derived if such laws, rules or regulations had not been promulgated or amended or so interpreted.

	24.03	Preferential Treatment

	The Company and the PARTIES shall be entitled to any tax, investment or other benefits or preferences that become available or publicly known after the signing of this Contract and which are more favorable than those set forth in this Contract.

             ARTICLE 25 - MISCELLANEOUS PROVISIONS

	25.01	Waiver

	Failure or delay on the part of any PARTY hereto to exercise any right, power or privilege under this Contract, or under any other contract or agreement relating hereto, shall not operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege preclude any other future exercise thereof.

	25.02	Amendments

	This Contract may not be changed orally, but only by a written instrument signed by the Parties and approved, if required, by the relevant authorities in China.

	25.03	Language

	This Contract is written and executed in Chinese and English, and both language versions shall be equally valid.

	25.04	Severability

	The invalidity of any provision of this Contract shall not affect the validity of any other provision of this Contract.

	25.05	Entire Agreement

	This Contract and the Exhibits attached hereto constitute the entire agreement among the PARTIES with respect to the subject matter of this Contract and supersede all prior discussions,
negotiations and agreements among them.   In the event of any
conflict between the terms and provisions of this Contract and the Articles of Association, the terms and provisions of this Contract shall prevail.

	25.06  Headings

	The headings used herein are for convenience only and shall not be used to interpret, construe or otherwise affect the meaning of the provisions of this Contract.

	25.07	Approvals

	The PARTIES obligations under this Contract are subject to the requisite permissions, approvals and sanctions of their respective governmental authorities under applicable laws.

	25.08	Notices

	Any notice or written communication provided for in this Contract by one PARTY to the others, including but not limited to any and all offers, writings, or notices to be given hereunder, shall be made in English and Chinese by registered airmail letter or by facsimile or telex confirmed by registered airmail letter, promptly transmitted or addressed to the appropriate PARTY. The date of receipt of a notice or communication hereunder shall be deemed to be twelve (12) days after its postmark in the case of an airmail letter and two (2) working days after dispatch in the case of a facsimile or telex. All notices and communications shall be sent to the appropriate address as set forth below, until the same is changed by notice given in writing to the other PARTY or the PARTIES, as the case be.

	PARTY A:

		Tianjin Tanggu Valve Plant
		5 Yongtai Road
		Tanggu, Tianjin
		People's Republic of China
		Fax: (022) 589-5087
		Attention: Mr.   Han You Sheng

	PARTY B:

		Watts Investment Company
		c/- Watts Industries, Inc
		 815 Chestnut Street
		North Andover, Massachusetts 08145 U.   S.   A.
		Fax: (1-508) 688-2976
		Attention: Mr.   David A.   Bloss, Sr.




	25.09	Exhibits

	The Exhibits attached hereto are hereby made an integral part of this Contract and are equally binding with these Articles 1-25. The Exhibits are as follows:

	Exhibit A	Articles of Association
	Exhibit B	List of PARTY A's Contribution of Machinery and Equipment
	Exhibit C	Matters Concerning Land Use Rights
	Exhibit D	Technology License Contract between the Company and PARTY A
 Exhibit E	Technology License Contract between the Company and PARTY B
 Exhibit F	Trademark License Contract between the Company and PARTY B
 Exhibit G	Plant Services Contract between the Company and PARTY A
	Exhibit H	Export Distributor Contract between the Company and Party B
	Exhibit I	Buildings Lease Contract


	IN WITNESS WHEREOF, each of the PARTIES hereto have caused this Contract to be executed by their duly authorized representatives on the date first set forth above.

PARTY A:                              			PARTY B


TIANJIN Tianjin Tanggu Valve Plant      	WATTS INVESTMENT COMPANY

/S/ Han You Sheng                        /s/ David A. Bloss



Name:  Han You Sheng			                  	Name:  David A. Bloss, Sr.
Title:  President				                    	Title:  Executive Vice President
Nationality:  Chinese		                 		Nationality:  U.S.A.


                           EXHIBIT A


             TIANJIN TANGGU WATTS VALVE COMPANY LIMITED




______________________________

ARTICLES OF ASSOCIATION
______________________________



















DATED 27 JUNE 1994



                                CONTENTS

Article

1.	Introduction
2.	Parties to the Joint Venture
3.	Establishment of the Company
4.	The Purpose, Scope and Scale of Production and Operation
5.	Total Amount of Investment and Registered Capital
6.	Board of Directors
7.	Operation and Management
8.	Labor Management
9.	Financial Affairs and Accounting
10.	Foreign Exchange
11.	Distribution of Profit
12.	Taxation and Insurance
13.	Joint Venture Term
14.	Termination, buy-out Liquidation Procedures
15.	Amendments and Conflicts
16.	Waiver
17.	Language
   	Signatures


                      ARTICLES OF ASSOCIATION

                      ARTICLE 1 - INTRODUCTION

1.01	Introduction

	THESE ARTICLES OF ASSOCIATION ("Articles of Association") of TIANJIN TANGGU WATTS VALVE COMPANY LIMITED are made by
TIANJIN TANGGU VALVE PLANT, ("PARTY A") and WATTS
INVESTMENT COMPANY ("PARTY B") in accordance with the Law of the People's Republic of China on Joint Ventures Using Chinese and Foreign Investment (the "Joint Venture Law"), the Implementing Regulations issued thereunder (the "Joint Venture Regulations") and the provisions of the Joint Venture Contract ("Joint Venture Contract") entered into by and among the PARTIES dated June 27, 1994.

1.02	 Terms

	Terms used but not defined herein shall have the meanings set forth in the Joint Venture Contract.

              ARTICLE 2 - PARTIES TO THE JOINT VENTURE

2.01 The Parties

The PARTIES to the Joint Venture Contract are:

	(a)	PARTY A, __________ , Tianjin Tanggu Valve Plant
registered in Tianjin, with its registered address at 5 Yongtai Road, Tanggu, Tianjin, the People's Republic of China.
	Legal Representative:	Han You Sheng
 Position :           	President
 Nationality:         	Chinese

	(b)	PARTY B, Watts Investment Company, a company
registered in the state of Delaware, United States of America with its head office at 715 King Street, Suite 300, Wilmington, Delaware,
United States of America 19801.
Legal Representative:	David A.  Bloss Sr.
Position :           	Executive Vice President
Nationality:	         U.  S.  A.

                ARTICLE 3 - ESTABLISHMENT OF THE COMPANY

3.01	Name

	The name of the Company shall be:  "________________________"
in Chinese, and "Tianjin Tanggu Watts Valve Company Limited" in English.

3.02	Address

	The legal address of the Company shall be 5 Yongtai Road, Tanggu District, Tianjin, the People's Republic of China.

3.03	Branches

	The Company may establish necessary branch offices inside of China with the approval of the Board and the relevant authority in the location of the proposed branch.

3.04	Limited Liability Company

	The form of organization of the Company shall be a limited liability company. Except as otherwise provided herein, once a PARTY has paid in full its contribution to the registered capital of the Company, it shall not be required to provide any further funds to or on behalf of the Company by way of capital contribution, loan, advance, guarantee or otherwise. Except as otherwise provided pursuant to written agreement signed by the PARTY to be charged, creditors of the Company shall have recourse only to the assets of the Company and shall not seek repayment from any PARTY. The
Company shall indemnify the PARTIES against any and all losses, damages or liability suffered by the PARTIES in respect of third-party claims arising out of the operation of the Company. Subject to the above, the profits, risks and losses of the Company shall be shared by the PARTIES in proportion to and limited by their respective contributions to the Company's registered capital.

3.05	Laws and Decrees

	The Company shall be a legal person under the laws of China. The activities of the Company shall be governed and protected by the relevant published and publicly available laws, decrees, rules and re rations of China.

                ARTICLE 4 - THE PURPOSE, SCOPE AND SCALE
                     OF PRODUCTION AND OPERATION

4.01	Purpose

	The Company shall adopt advanced technology and scientific management methods with the aim to earn lawful profits, gain a competitive position in the market and make a contribution to the people of China.

4.02 Scope
	The scope of the Company is to manufacture, distribute, and sell Joint Venture Products.



               ARTICLE 5 - TOTAL AMOUNT OF INVESTMENT
                      AND REGISTERED CAPITAL


5.01	Total Investment

The Company's total investment shall be Two Hundred and Twenty Nine Million Eight Hundred and Ninety Thousand
Renminbi (RMB229,890,000).

5.02	Registered Capital

	The Company's registered capital shall be One Hundred and Twenty Three Million Renminbi (RMB123,000,000).

5.03	Contribution to Capital

	(a)	The contribution to the registered capital of the Company
subscribed by PARTY A shall be Forty Nine Million Two Hundred
Thousand Renminbi (RMB49,200,000), representing a forty percent
(40%) share of the registered capital of the Company.
	(b)	The contribution to the registered capital of the Company
subscribed by PARTY B shall be Eight Million Four Hundred and
Eighty Thousand United States Dollars (US$8,480,000) equivalent to Seventy Three Million Eight Hundred Thousand Renminbi
(RMB73,800,000) and representing a sixty percent (60%) share of the registered capital of the Company.
	(c)	The capital contributions which shall be made by PARTY
A and PARTY B shall be used by the Company only in the implementation of the Joint Venture Contract. Except as otherwise provided herein and in the Technology License Contract set forth as Exhibit E and attached to the Joint Venture Contract, all of the items contributed by the PARTIES to the Company shall remain the property of the Company throughout the entire term of the Joint
Venture Contract.

5.04	Investment Certificate

	After each PARTY's contribution to the registered capital has been made in full, an independent Chinese registered accountant appointed by the Company in accordance with this Contract shall verify the contribution and issue a contribution verification report to the Company. Thereupon, the Company shall issue within sixty (60) days after the payment of the contribution an investment certificate to each PARTY signed by the Chairman of the Board. Each investment certificate shall indicate on its face the amount of the capital contribution evidenced thereby and a copy shall be submitted to the Approval Authority for the record. The Board shall request the Financial Controller to maintain a register identifying the investment certificates that have been issued to the PARTIES.

5.05	Additional Financing

	(a)	Any additional capital investment in excess of the
registered capital or additional required working capital may be obtained in the form of loans to the Company from Chinese or foreign sources. As a general principle and subject to Board approval, borrowing of the Company, if any, shall be secured by the tangible assets of the Company.

	(b)	Interest on loans incurred by the Company shall be
debited as a financing cost 		of the Company.

	(c)	Except for the portion of working capital (i) to be provided by the PARTIES as capital contribution or (ii) from bank loans received by the Company, additional operating funds may be obtained principally from net revenues generated by sales of the Company or as agreed to by the Board of Directors.

5.06	Transfer or Assignment of Registered Capital

	The PARTIES may not assign, sell or otherwise dispose of their registered capital except in accordance with Article 5.08 of the Joint Venture Contract.

5.07	Increase of Registered Capital

	Any increase in the registered capital of the Company shall be handled in accordance with Article 5.09 of the Joint Venture
Contract.

                 ARTICLE 6 - BOARD OF DIRECTORS

6.01	Composition

	The Board shall consist of five (5) directors, two (2) of whom shall be appointed by PARTY A and three (3) of whom shall be appointed by PARTY B. At the time these Articles of Association are executed and each time directors are appointed each PARTY shall notify the others of the names of its appointees.

6.02	Term and Replacement

	Each director shall be appointed for a term of four (4) years and may serve consecutive terms if reappointed by the PARTY which originally appointed him. If a seat on the Board is vacated by the retirement, resignation, illness, disability or death of a director or by the removal of such director by the PARTY which originally appointed him, the PARTY which originally appointed such director shall appoint a successor to serve out such director's term.

6.03	Chairman

	The Chairman of the Board shall be appointed by PARTY B, and the Vice Chairman shall be appointed by PARTY A. The chairman of the board shall be the legal representative of the Company. Whenever the Chairman of the Board is unable to perform his responsibilities, he shall authorize the Vice Chairman to exercise the Chairman's responsibilities.

6.04	Additional Attendees

	Reflecting the importance of close communications between the Board and the management of the Company, the General Manager may attend Board meetings upon invitation of a majority of the Board but shall not vote unless he is a director in his own right. Other managers, including the Financial Controller, may attend such meetings upon the invitation of a majority of the Board.

6.05	Powers

	The Board shall be the highest authority of the Company. It shall discuss and determine all major issues regarding the Company.

6.06	Meetings

	The first Board meeting shall be held as soon as possible within sixty (60) days after the date of issuance of the Business License. Thereafter, regular meetings of the Board shall be held at least two times each year. Upon the written request of three (3) or more of the directors of the Company specifying the matters to be discussed, the Chairman of the Board shall call a meeting of the Board.

6.07	Notice and Agenda

	Board meetings shall be held at the registered address of the Company or such other address in China or abroad as may be designated by the Chairman. Meetings shall be held on twenty-one
(21) days notice to the directors if held in China and thirty (30) days notice if held abroad, provided that the directors may waive such notice by unanimous written consent. A notice of a Board meeting shall cover the agenda, time and place for such meeting. The
Chairman of the Board shall be responsible for convening and presiding over such meetings. The General Manager shall assist the Chairman in preparing an agenda for each Board meeting.

6.08	Proxies

	In case a Board member is unable to participate in a Board meeting in person or by telephone, he may issue a proxy and entrust another person to participate in the meeting on his behalf. The representative so entrusted shall have the same rights and powers as the Board member. A representative shall be permitted to serve as a proxy for up to three (3) Board members appointed by the same
PARTY as such representative. If a Board member fails to participate or to entrust another to participate, he will be deemed as having waived such right.

6.09	Quorum

	Four (4) directors present in person, by proxy or by telephone shall constitute a quorum which shall be necessary for the conduct of business at any meeting of the Board.

6.10	Voting

	Each director present in person, by proxy or by telephone at a meeting of the Board of Directors shall have one vote.

6.11	Unanimous Votes

	Resolutions involving the following matters may only be
adopted at a duly constituted and convened meeting of the Board of
Directors upon the unanimous affirmative vote of each and every director of the Board voting in person, by proxy or by telephone at such meeting:
	(i)	the amendment of the Articles of Association;
	(ii)	the merger of the Company with another organization;
	(iii)	termination and dissolution of the Company; and
	(iv)	the increase or assignment of the Company's registered capital.

6.12	Super Majority

	Resolutions involving the following major matters may only be adopted at a duly constituted and convened meeting of the Board of Directors upon the affirmative vote of four (4) directors of the Board voting in person or by proxy or by telephone at such meeting:

	(i)	the formulation of or changes to the management
structure of the Company;

	(ii)	the formulation of policies and Plans relating to the
recruitment of employees, employee wages, welfare and compensation, as well as the formulation of labor management rules; and

	(iii)	the appointment, dismissal, limitations on authority and
compensation of  Management personnel, except the Executive Vice General
Manager.

6.13	Simple Majority

	Other issues that require resolutions by the Board may be raised at a duly convened meeting of the Board and must be adopted by the affirmative vote of three (3) of the directors present in person, by proxy or by telephone at such meeting where a quorum is present.

6.14	Action without a Meeting

	Any action by the Board may be taken without a meeting if all members of the Board consent in writing to such action. Such written consent shall be filed with the minutes of the Board proceedings and shall have the same force and effect as a unanimous or majority vote, as the case may be, taken by members physically present.

6.15	Expenses

	The Company shall be responsible for the reasonable travel, lodging and meal expenses incurred by appointed directors in attending Board meetings.

6.16	Preparation of Minutes

	The minutes of the Board of Directors' meetings shall be prepared in English and Chinese and shall be signed by the Chairman. The minutes shall be distributed within thirty (30) days from the date of the relevant meeting to each director and each PARTY.

6.17	Amendments to Minutes

	Any director who wishes to propose any amendment or addition to the minutes of the Board of Directors' meetings shall submit the same in writing to the Chairman within fourteen (14) days after receipt of such director's copy of the original signed minutes. Provided that all directors consent, the amendment or addition shall be incorporated into the official minutes. If there is disagreement among the directors concerning the proposed amendment or addition, the issue shall be decided by a resolution of the Board.

6.18	Filing of Minutes

	All directors present at a Board meeting shall sign the finalized minutes of each Board meeting, which shall then be placed on file with the Company.

              ARTICLE 7 - OPERATION AND MANAGEMENT

7.01	Management Procedures and Structures

	The policies, structures and procedures concerning operational management, sales and marketing, health and safety, environmental and technological matters, which may be adopted by the Board from time to time shall be developed in consultation with PARTY B so as to be generally in accordance with PARTY B's practices in its worldwide operations subject to the overall direction and approval of the Board.

7.02	Management Organization

	The Company shall adopt a management system under which the management organization shall be responsible to and under the leadership of the Board. All Management Personnel, including the General Manager, Executive Vice General Manager and Vice General Manager shall serve at the discretion of the Board. The Company shall have a General Manager nominated by PARTY A, an Executive Vice General Manager nominated by PARTY B and a Vice General Manager nominated by PARTY A and appointed by the Board pursuant to a duly adopted resolution. The terms of office of the General Manager, Executive Vice General Manager and Vice General Manager shall be as determined by the Board. The General Manager, Executive Vice General Manager and Vice General Manager may be dismissed only by a resolution of the Board of Directors. If it becomes necessary, due to dismissal or resignation, to replace the General Manager, Executive Vice General Manager or Vice General Manager, PARTY A shall nominate the General Manager's replacement, PARTY B shall nominate the Executive Vice General Manager's replacement and PARTY A shall nominate the Vice General Manager's replacement for appointment by the Board.

7.03	Responsibilities and Powers of the General Manager

	The duties of the General Manager shall consist of carrying out the decisions of the Board and organizing and directing the day-to-day operation and management of the Company in accordance with the modern management practices and structures as determined by the Board. Within the scope granted by the Board, the General
Manager will represent the Company in external matters and, within the Company, he will appoint and dismiss personnel subordinate to himself and exercise other functions and powers granted him by the Board.

7.04	Management Personnel

	(a)	Other Management Personnel.  The Company shall have
such number and types of other Management Personnel as determined by the General Manager and approved by the Board to be necessary or advisable to implement the modern management practices and structures determined by the Board. All Management Personnel shall be responsible to and under the direction of the General Manager.

	(b)	Salaries.  The salaries and other remuneration of the
Management Personnel of the Company (including the General
Manager) shall be determined by the Board in its sole discretion on an individual basis.

7.05	Annual Plans and Budgets

	The General Manager, assisted by the other Management Personnel, shall be responsible for the preparation of the annual business plan and budget of the Company.
	The annual business plan and budget (including the projected balance sheet, profit and loss statement and cash transaction report) for each fiscal year shall be submitted to the Board and shall include comprehensive detailed information on:

	(a)	the procurement of equipment and other assets of the Company;

	(b)	the raising and application of funds;

	(c)	plans with respect to production and sale of Joint Venture Products;

	(d)	the repair and maintenance of the assets and equipment
of the Joint Venture Company;

	(e)	the estimated income and expenditures of the Company
covered by the production plan and budget;

	(f)	plans for training the staff and workers of the Company;

	(g)	wage and salary plans for staff and workers of the Company;

	(h)	requirements of raw materials, fuel, water, electricity and
other utilities, and all other inputs for the next year's production;

	(i)	plans for the proportion of foreign currency sales;

(j)	plans for balancing foreign exchange receipts and expenditures; and

	(k)	any other matter in respect of which the Board may have
requested a report.
	The General Manager shall prepare a monthly management report containing such information as shall be requested by the Board.

7.06	Approval and Implementation of Annual Plans and Budgets

	The Board shall examine and approve the annual business plan and budget. The General Manager, assisted by the other
Management Personnel, shall be responsible for the implementation of the plan and budget approved by the Board.

                  ARTICLE 8 - LABOR MANAGEMENT

8.01	Governing Principle

	The General Manager shall formulate a plan for matters concerning the recruitment, employment, dismissal, wages, labor insurance, welfare benefits, reward and discipline of the workers and staff members of the Company in accordance with modern management standards, practices and policies determined by the Board, the "Regulations of the People's Republic of China on Labor Management in Joint Ventures Using Chinese and Foreign
Investment" and the "Provisions of the Ministry of Labor and Personnel of the People's Republic of China on the Right of Autonomy of Enterprises with Foreign Investment in the Hiring of Personnel and on Wages, Insurance and Welfare Expenses of Staff and Workers" and relevant regulation of Tianjin Municipality. The plan shall be submitted for the approval of the Board of Directors.

8.02	Working Personnel

	Working Personnel shall be employed by the Company in accordance with a labor contract which shall be entered into between the Company and each individual worker after the establishment of the Company. Such labor contract shall establish all terms governing the employment, duties and benefits of that individual. The Board shall approve the general form and terms and conditions included in such contracts.

8.03	Management Personnel

	Management Personnel shall be employed by the Company in accordance with the terms of individual employment contracts. The detailed terms and conditions of the employment and compensation of the Management Personnel shall be decided by the Board.

8.04	Expatriate Personnel

	As the Company's needs require, expatriate Management Personnel and senior technical personnel shall be hired by the General Manager after approval by the Board of Directors, upon the recommendation of PARTY B. Such personnel shall enter into individual employment contracts with the Company. The PARTIES agree that such expatriate personnel shall receive salaries and benefits in accordance with PARTY B's personnel policies.

8.05	Conformity with Labor Protection

	The Company shall conform to rules and regulations of the Chinese government concerning labor protection and ensure safe and civilized production. Labor insurance for the working personnel of the Company shall be handled in accordance with the relevant regulations of the Chinese government.

8.06	Trade Union

	To the extent required by law, the Company shall establish a trade union to represent the rights and interests of the workers and staff members, to mediate disputes between the workers and staff members on the one hand and the Company on the other and to protect the lawful interests of the workers and staff members. To the extent required by law, the Company shall actively support the work of the trade union, provide the trade union facilities to conduct union activities and other lawful activities after working hours, and allocate trade union funds.

8.07	Trade Union Fund

	In accordance with Article 99 of the Joint Venture Regulations, the Company shall allot each month two percent (2%) of the total amount of real wages received by the Company staff and workers, including expatriate employees for payment into a trade union fund, such payments to be an expense of the Company. The trade union may use these funds in accordance with the relevant control measures of labor union funds formulated by the All China
Federation of Labor Unions.

            ARTICLE 9 - FINANCIAL AFFAIRS AND ACCOUNTING

9.01	Accounting System

	(a)	Responsibilities.  The Financial Controller of the
Company, under the leadership of the General Manager, shall be responsible for the financial management of the Company.

	(b)	Procedures.  The General Manager and the Financial
Controller shall prepare the accounting system and procedures in accordance with the Accounting System of the People's Republic of China for Foreign Investment Enterprises, the supplementary stipulations promulgated by the Ministry of Finance and, to the extent possible, general accepted international accounting principles. All vouchers, receipts, statistical statements and reports shall be written in Chinese and English concurrently. In addition, the Company shall adopt operating and financial policies and procedures and shall prepare periodic reporting of financial information in accordance with the requirements of PARTY B.

9.02	Auditing

	(a)	The Board shall establish a position for a Company
Auditor who will be responsible for examining and auditing the Company's financial expenditures and accounting books and will prepare a report for the Board and the General Manager.

	(b)	Independent Audit.  An independent accountant
registered in China and otherwise qualified to render opinions on the compliance by the Company with the accounting standards provided herein, shall be engaged by the Board of Directors as the Company's auditor to examine and verify the annual report on the final accounts ("Independent Auditor"). The Company shall submit to the PARTIES the annual financial statements (including the audited Profit and Loss Account, the Balance Sheet and Cash Flow Balance and Foreign Exchange Balance for the fiscal year) within three (3) months after the end of the fiscal year, together with the audit report of the Chinese registered accountant. The annual financial statements, the audit report and the monthly reports shall be prepared in both Chinese and English.

	(c)	Board Review.  The Board shall review and approve the
periodic audits of the accounts. In the event that the Board determines that the audits submitted by the Independent Auditor are unable to properly meet the standards set forth above, the Board may replace the Independent Auditor or retain another auditor at Company expense, to supplement or adjust the work of the Independent Auditor or to perform specific accounting and auditing tasks.

	(d)	Notwithstanding anything contained in Article 9.02(a)
and (b), at PARTY B's cost, PARTY B may at any time, employ a foreign auditor or send its internal auditor to examine the records and procedures of the Company and PARTY A and the Company shall cooperate and use best efforts to assist such auditors.

9.03	Fiscal Year

	The Company shall adopt the calendar year as its fiscal year for Chinese statutory accounting purpose, which shall begin on January
1 and end on December 31 of the same year, provided that the first fiscal year of the Company shall commence on the date the Company receives its Business License, and shall end on the immediately succeeding December 31.

                ARTICLE 10 - FOREIGN EXCHANGE

10.01	Bank Accounts and Foreign Exchange Control

	The Company shall separately open foreign exchange accounts and Renminbi accounts at banks within or outside China upon approval by the relevant authorities. The Company's foreign exchange transactions shall be handled in accordance with the regulations of China relating to foreign exchange control.

10.02	Foreign Exchange Balance

	The Company shall be responsible to maintain a balance in its foreign exchange receipts and expenditures. The principal methods for balancing foreign exchange will be as follows:

	(i)	Foreign Currency Sales.  The primary means for
balancing foreign exchange will be through the sale of the Joint
Venture Products in foreign currency.

	(ii)	Export of Domestic Product.  Subject to the approval of
the Approval Authority, the Company may purchase products domestically in Renminbi and export them for foreign currency.

	(iii)	Other Measures.  If the Company is unable to balance its
foreign exchange using the measures described above, the Board of Directors will consider all other methods permitted under the laws and regulations of the People's Republic of China.

             ARTICLE 11 - DISTRIBUTION OF PROFIT

11.01	Allocations to Three Funds

	To the extent required by law, the Company shall make payments in Renminbi into a reserve fund, an enterprise expansion fund and a bonus and welfare fund for its workers and staff members (the "Three Funds"). The proportion of each year's payments shall be discussed and determined by the Board of Directors on the basis of the Company's circumstances and in the general interest of the Company and its workers; provided, however, that the payments to each individual Fund shall not exceed seven percent (7%) of the Company's after tax income and the total of the payments to the Three Funds shall not exceed fifteen percent (15 %) of the Company's after-tax income in the relevant year. Plans for the application of these Three Funds shall be formulated by the General Manager.

11.02	Profit Distribution

	(a)	Proportionate Distributions.  After required allocations, if any have been made to the Three funds in accordance with Article
11.01, the Board shall determine distribution of profits by way of dividend among the PARTIES in proportion to their respective shares in the registered capital of the Company and the balance of net profits will be retained in the Company and utilized as may be decided by the Board from time to time. If the Company carries over losses from the previous year, the profit of the current year shall first be used to cover such losses. No profit shall be distributed unless a prior deficit is made up. The profit retained by the Company and carries over from the previous years may be distributed together with the distributable profit of the current year, or after the deficit of the current year is made up.

	(b)	Insufficient Foreign Exchange.  In the event that there is
not sufficient foreign exchange to pay PARTY b's share of distributed profits, the Company shall, to the extent of the unpaid portion, hold distributed Renminbi profits in trust for PARTY B in a special interest bearing account set up for that purpose, when such account is available, in satisfaction of the Company's obligation to distribute such share of the Company's profit to PARTY B. From and after the date on which such account is established, the Company shall not withdraw or use the funds therein except upon PARTY B's prior written instructions. When the Company obtains foreign exchange that is available for distribution to PARTY B pursuant to Article 11.02
(a), the Company shall, at PARTY B's option, replace the Renminbi in such account (including any interest earned therefrom) with its U.S. Dollar equivalent in accordance with the average of the buying and selling rates published by the Bank of China at the time of the transaction. The Company shall then immediately pay such U.S.
Dollars to PARTY B. PARTY B may from time to time instruct the Company to distribute Renminbi as directed by PARTY B in such account for any legal purpose.

	(c)	Method of Payment.  All payments to be distributed
under this Article 11 shall at the request of the receiving PARTY be remitted to an account at a bank specified in advance by such PARTY.

                ARTICLE 12 - TAXATION AND INSURANCE

12.01	Income Tax, Customs Duties and Other Taxes

	(a)	Tax Payments.  The Company shall pay tax under the
relevant laws of China and any special tax regulations applicable to Tianjin. Chinese and foreign management and working personnel shall be periodically reminded to pay their individual income tax in accordance with the tax laws of China.

	(b)	Tax Preferences.  The Company will use its best
endeavours to apply for and obtain preferential tax treatment, reductions and exemptions, as provided by the relevant regulations. Promptly after the execution of this Contract, the PARTIES shall submit an application to the Tianjin Municipal Tax Bureau for confirmation of the Company's tax treatment.

12.02	Insurance

	The Company shall, at its own cost and expense, take out and maintain full and adequate insurance of the Company against loss or damage by fire and such other risks as may be decided by the Board. The property, transportation, product liability and other items of insurance of the Company shall be obtained within or outside China, subject to any legal restrictions which may apply, and such policies will be denominated in Chinese and foreign currencies, as appropriate. The types and amounts of insurance coverage shall be determined by the Board in accordance with applicable Chinese laws, if any.

                ARTICLE 13 - THE JOINT VENTURE TERM

13.01	Joint Venture Term

	The Joint Venture Term of the Company shall commence on the Effective Date and shall expire thirty (30) years therefrom.

13.02	Extension of the Joint Venture Term

	Extensions of the Joint Venture Term will be handled in accordance with Article 19 of the Joint Venture Contract.

         ARTICLE 14 - TERMINATION, BUY-OUT AND LIQUIDATION PROCEDURES

14.01	Termination, Buy-out and Liquidation

	Termination, buy-out and liquidation procedures will be handled in accordance with Article 20 of the Joint Venture Contract.

              ARTICLE 15 - AMENDMENTS AND CONFLICTS

15.01	Amendments

	These Articles of Association may not be changed orally, but only by a written instrument signed by the Parties and approved by the unanimous resolution of the Board of Directors and Approval
Authority.

15.02	Conflicts

	In the event of any conflict between the terms and provisions of the Joint Venture Contract and these Articles of Association, the terms and provisions of the Joint Venture Contract shall prevail.

                          ARTICLE 16 - WAIVER
16.01	Waiver

	Failure or delay on the part of any PARTY hereto to exercise any right, power or privilege under the Joint Venture Contract, this Articles of Association or under any other contract or agreement relating thereto, shall not operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege preclude any other future exercise thereof.

                        ARTICLE 17 - LANGUAGE
17.01	Language

	These Articles of Association are written and executed in Chinese and English, and both language versions shall be equally valid.
	IN WITNESS WHEREOF, each of the PARTIES hereto have caused these Articles of Association to be executed by their duly authorized representatives on the date first set forth above. PARTY A:
TIANJIN TANGGU VALVE PLANT

/s/Han You Sheng

	Name:	Han You Sheng
	Title:	President
	Nationality	Chinese




PARTY B
WATTS INVESTMENT COMPANY

/s/David A. Bloss

	Name:	David A. Bloss, Sr.
	Title:	Executive Vice President
	Nationality	U.S.A.